UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 31, 2011
Date of Report (Date of earliest event reported)
ARCLAND ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-10315	95-4091368

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

17101 Preston Road, Suite 210, Dallas, Texas	75248

(Address of principal executive offices)	(Zip Code)
214-774-4820
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Signatures
EX-10.1 Consulting Agreement for Mergers and Acquisition Services

This Form 8-K and other reports filed by Arcland Energy Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 Entry into a Material Definitive Agreement

Consulting Agreement with Digital Associates Capital Limited

As part of the earlier referenced transaction with Linnen Development Corporation SA, the Company has entered into a consulting agreement for Mergers and Acquisition Services with Digital Associates Capital Limited an Investment Bank and Private Fund, which requires the Company to pay (3%) three percent of the total acquisition price upon closing.  The Company will engage for a one-year minimum.  The agreement calls for Digital Associates Capital Limited personnel to be available to consult on Mergers and Acquisitions in the Russia Federation. The fund is managed by a seasoned team that includes former international senior oil company executives, former senior oil service executives, energy venture capitalists and financiers experienced at structuring investments in the oil and gas industry.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 22, 2011, Carlo Ugolini submitted to the Board of Directors of Arcland Energy Corporation. (the "Company") his resignation as a director of the Company, effective March 31, 2011. The resignation was for personal reasons and not the result of any dispute with the Company.

On March 30, 2010, Gama Munoz submitted to the Board of Directors of the Company his resignation as a director of the Company, effective March 31, 2011. The resignation was for personal reasons and not the result of any dispute with the Company.

The company acknowledges the departure of both directors with appreciation for past contribution, facilitating the current reorganization of the company and transition to our new partners and shareholders.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCLAND ENERGY CORPORATION
Date: March 31, 2011	By:	/s/ Rafael Pinedo
Rafael Pinedo
Chairman